For Immediate Release

American Axle & Manufacturing Announces
New Business Backlog of $850 Million for 2011 - 2013

Advances AAM's strategic goals of expanding and diversifying its product portfolio, customer base, served markets and global manufacturing footprint

Detroit, Michigan, November 16, 2010 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that its backlog of new and incremental business launching from 2011 through 2013 is estimated at $850 million in future annual sales. AAM's new business backlog for 2011 - 2013 is more than 20% higher than the previous three year backlog for 2010 - 2012.
AAM's $850 million new and incremental business backlog for 2011 - 2013 reflects its successful efforts to diversify the business by increasing AAM's exposure to global growth markets, advancing and innovating AAM's product portfolio, and growing AAM's customer base. AAM's new business backlog for 2011 - 2013 supports AAM's goal of achieving a $3 billion sales target in 2013, which would result in a compound annual growth rate in sales of approximately 10% for the next three calendar years.
Highlights of AAM's $850 million new and incremental business backlog for 2011 - 2013 include the following:

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Industry-first order for AAM's EcoTrac™ all-wheel-drive (AWD) fuel economy optimization system: AAM has earned an industry-first order for the EcoTrac™ AWD fuel economy optimization system. This system allows the vehicle to utilize its primary drive system, the front wheels, when AWD is not required. Vehicles equipped with this system can automatically transition to AWD, seamlessly and transparently to the driver, when the vehicle senses that AWD may be necessary. AAM's EcoTrac™ AWD system will be featured on a major global passenger car and crossover vehicle program beginning in 2012.

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Introduction of e-AAM electric AWD and hybrid driveline systems: AAM recently announced the formation of a joint venture with Saab Automobile AB (Saab), a global premium car maker. The new company, e-AAM Driveline Systems AB (e-AAM), will engineer, develop and commercialize electric AWD and hybrid driveline systems for passenger cars and crossover vehicles. e-AAM systems are designed to improve fuel efficiency, reduce CO2 emissions and provide AWD capability utilizing torque vectoring for vehicle stability. e-AAM systems will be featured in the next generation of Saab vehicles beginning in 2012. In addition, e-AAM will be showcasing its expertise and advanced products to other global OEMs.

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Significant progress on customer diversification initiatives: Over 50% of AAM's $850 million new and incremental business backlog for 2011 - 2013 is for customers other than GM. This includes new and expanded orders from multiple global premium vehicle manufacturers, including Audi, Chrysler, Daimler Truck, Mack Truck, Mercedes, Nissan, Saab, Scania, Volkswagen and others. AAM's new business backlog for 2011 - 2013 supports AAM's goal of achieving an updated target of 40% non-GM sales by 2013.

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Continued expansion of product portfolio: More than two-thirds of AAM's $850 million new and incremental business backlog for 2011 - 2013 is for passenger car, crossover vehicle and commercial vehicle programs.

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Growth in fast-growing global markets: Over 60% of AAM's $850 million new and incremental business backlog is for programs sourced outside of North America. These awards support AAM's expansion in the fast-growing markets of Brazil, China, India and Thailand.

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"The continued expansion of AAM's new business backlog demonstrates that we are successfully delivering on our long-term strategic goals of expanding and diversifying AAM's product portfolio, customer base, served markets and global manufacturing footprint," said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO, Richard E. Dauch. "We are especially pleased with the first orders for AAM's EcoTrac™ brand of fuel-efficient and environment-friendly driveline products. EcoTrac™ enhances AAM's technology leadership position and provides our customers with better fuel efficiency, lower CO2 emissions, along with superior ride and handling performance.”
AAM values its new and incremental business backlog based on production volume estimates and program design direction provided by its customers. The actual sales value of these awards will depend on product volumes, program launch timing and foreign currency exchange. AAM does not include sales of unconsolidated joint ventures in its new business backlog.
AAM will be presenting at the Barclays Capital Global Automotive Conference in New York on Tuesday, November 16, 2010 at 11:35 a.m. EST. Information on accessing a live webcast will be posted to AAM's investor website at http://investor.aam.com prior to the event. In addition, the audio replay of the presentation will be available the next business day via the AAM investor website.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for trucks, sport utility vehicles, passenger cars and crossover utility vehicles.  In addition to locations in the United States (Indiana, Michigan, New York, Ohio, and Pennsylvania), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, South Korea, Sweden, Thailand and the United Kingdom.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” and relate to the Company's plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions; our ability to comply with the definitive terms and conditions of various commercial and financing arrangements with GM; reduced purchases of our products by GM, Chrysler or other customers; reduced demand for our customers' products (particularly light trucks and SUVs produced by GM and Chrysler); availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; the impact on us and our customers of requirements imposed on, or actions taken by, our customers in response to the U.S. government's ownership interest, the Troubled Asset Relief Program or similar programs; our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; our ability to continue to implement improvements in our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; currency rate fluctuations; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; price volatility in, or reduced availability of, fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (“CAFE”) regulations); adverse changes in the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete. For additional discussion, see “Risk factors” in our most recent 10Q and 10K filings.

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It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.

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For more information...

Christopher M. Son                        David Tworek
Director, Investor Relations,                    Manager, Communications
Corporate Communications and Marketing                (313) 758-4883
(313) 758-4814                            david.tworek@aam.com
chris.son@aam.com

Or visit the AAM website at www.aam.com.

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